Exhibit 25-3

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS A TRUSTEE

          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                          PURSUANT TO SECTION 305(b)(2)

                       WACHOVIA BANK, NATIONAL ASSOCIATION
                      (Formerly First Union National Bank)
                                (Name of Trustee)

                                                             22-1147033
     (Jurisdiction of Incorporation or                   (I.R.S. Employer
  Organization if not a U.S. National Bank)              Identification No.)

  301 South College Street, Charlotte, North Carolina       28288-0630
     (Address of Principal Executive Offices)               (Zip Code)

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
                                (Name of Obligor)

               New Jersey                                22-2625848
       (State of Incorporation)                       (I.R.S. Employer
                                                     Identification No.)

                     80 Park Plaza, Newark, New Jersey           07101
               (Address of Principal Executive Offices)        (Zip Code)

                                 Debt Securities
                 Indenture Trustee under the Deferrable Interest
         Subordinated Debenture and the Deferrable Interest Subordinated
                        Debenture Supplemental Indenture
                         (Title of Indenture Securities)

                                     GENERAL

Item 1. General information.

      Furnish the following information as to the trustee:

      (a) Name and address of each examining or supervisory authority to which it is subject:

            Comptroller of the Currency, Washington, D.C. Board of Governors of the Federal Reserve System, Richmond, VA 23219 Federal Deposit Insurance Corporation, Washington, D.C.

      (b)   Whether it is authorized to exercise corporate trust powers.

                  The Trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor.

      If the obligor is an affiliate of the trustee, describe each such affiliation.

      None.

Item 3. Voting Securities of the Trustee.

      Furnish the following information as to each class of voting securities of the trustee:

                              As of March 15, 2002

--------------------------------------------------------------------------------

         Col. A                                         Col. B

--------------------------------------------------------------------------------

         Title of Class                                 Amount Outstanding

--------------------------------------------------------------------------------

Item 4. Trusteeship under Other Indentures:

      If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:


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      (a) Title of the securities outstanding under each such other indenture.

      Not Applicable

      (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

      Not Applicable.

Item 5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters.

      If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

      Not Applicable

Item 6. Voting Securities of the Trustee Owned by the Obligor or its Officials.

      Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner and executive officer of the obligor.

                              As of March 15, 2002

--------------------------------------------------------------------------------
     Col. A              Col. B              Col. C                Col. D.
--------------------------------------------------------------------------------
     Name of Owner       Title of Class      Amount owned          Percentage of
                                             Beneficially          Voting
                                                                   securities
                                                                   represented
                                                                   By amount
                                                                   given in
                                                                   Col. C
--------------------------------------------------------------------------------

      Not Applicable

Item 7. Voting Securities of the Trustee Owned by Underwriters or their
Officials.

      Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter. As of

                                 March 15, 2002

--------------------------------------------------------------------------------
     Col. A              Col. B              Col. C                Col. D.
--------------------------------------------------------------------------------
     Name of Owner       Title of Class      Amount owned          Percentage of
                                             Beneficially          Voting
                                                                   securities
                                                                   represented
                                                                   By amount
                                                                   given in
                                                                   Col. C
--------------------------------------------------------------------------------

      Not Applicable

Item 8. Securities of the Obligor Owned or Held by the Trustee.

      Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for the obligations in default by the trustee.

                              As of March 15, 2002

--------------------------------------------------------------------------------
     Col. A              Col. B              Col. C                Col. D.
--------------------------------------------------------------------------------
     Name of Owner       Whether the         Amount owned          Percentage of
                         Securities are      beneficially or       class
                         Voting or           held as collateral    represented
                         nonvoting           security for          by amount
                         Securities          obligations in        given in
                                             default by            Col. C.
                                             Trustee
--------------------------------------------------------------------------------

      Not Applicable

Item 9. Securities of the Underwriters Owned or Held by the Trustee.

      If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee.

                              As of March 15, 2002

--------------------------------------------------------------------------------
     Col. A              Col. B              Col. C                Col. D.
--------------------------------------------------------------------------------
     Name of             Amount outstanding  Amount owned          Percentage of
     Issuer and                              beneficially or       class
     Title of class                          held as collateral    represented
                                             security for          by amount
                                             obligations in        given in
                                             default By Trustee    Col. C.
--------------------------------------------------------------------------------

      Not Applicable

Item 10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor.

      If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person.

                              As of March 15, 2002

--------------------------------------------------------------------------------
     Col. A              Col. B              Col. C                Col. D.
--------------------------------------------------------------------------------
     Name of Issuer      Amount outstanding  Amount owned          Percentage of
     And title of class                      beneficially or       class
                                             held as collateral    represented
                                             security For          by amount
                                             obligations in        given in
                                             default By Trustee    Col. C.
--------------------------------------------------------------------------------

      Not Applicable

Item 11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting Securities of the Obligor.

      If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the Trustee.

                              As of March 15, 2002

--------------------------------------------------------------------------------
     Col. A              Col. B              Col. C                Col. D.
--------------------------------------------------------------------------------
     Name of Issuer      Amount outstanding  Amount owned          Percentage of
     And title of class                      beneficially or       class
                                             held as collateral    represented
                                             security For          by amount
                                             obligations in        given in
                                             default By Trustee    Col. C.
--------------------------------------------------------------------------------

      Not Applicable

Item 12. Indebtedness of the Obligor to the Trustee.

      Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

                              As of March 15, 2002

     Col. A.                         Col. B.                     Col. C.
--------------------------------------------------------------------------------
     Nature of indebtedness          Amount outstanding          Date due
--------------------------------------------------------------------------------

      Not Applicable

Item 13.  Defaults by the Obligor.

      (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

      None

      (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

      None

Item 14. Affiliations with the Underwriters.

      If any underwriter is an affiliate of the trustee, describe each such affiliation.

      Not Applicable

Item 15. Foreign Trustee.

      Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

      Not Applicable

Item 16. Lists of Exhibits.

  X1    -Copy of Articles of Association of the Trustee as now in effect.

   2    -No certificate of authority of the Trustee to commence business is furnished since this authority is contained in the Articles of Association of the Trustee.
  X3    -Copy of the authorization of the Trustee to exercise corporate trust powers.
  X4    -Copy of the existing By-Laws of the Trustee, as now in effect.
   5    -Not applicable.
  X6    -The consent of the Trustee required by Section 321 (b) of the Act.
  X7    -A copy of the latest report of Condition of the Trustee published pursuant to the law or the requirements of its supervising or examining authority.*
   8    -Not Applicable
   9    -Not Applicable

--------------------------------------------------------------------------------
      *As of December 31, 2001, the Trustee was two separate National Banking Associations hence there are two separate reports enclosed.

      In answering any item in this statement of eligibility and qualification which relates to matters peculiarly within the knowledge of the obligor or of its directors or officers, or an underwriter for the obligor, the undersigned, First Union National Bank, has relied upon information furnished to it by the obligor or such underwriter.

                                    SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, First Union National Bank, a national banking association organized and existing under the laws of the United States, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the Town of Morristown, and State of New Jersey, on the 15th day of March, 2002.

                                                     First Union National Bank

                                                     (Trustee)

(CORPORATE SEAL)
                                                     By: /s/ Frank Gallagher
                                                         -----------------------
                                                             Vice President

                                                                     Exhibit "1"

                       WACHOVIA BANK, NATIONAL ASSOCIATION

                                 CHARTER NO. 1*

                             ARTICLES OF ASSOCIATION

                               AS RESTATED 4/1/02

* The OCC allowed the reassignment of Charter No. 1 (formerly held by CoreStates Bank, N.A., which merged into First Union National Bank on 5/15/98) to First Union National Bank on 5/18/98. Charter No. 1 superceded Charter No. 22693. On 4/1/02, First Union National Bank changed its name to Wachovia Bank, National Association.

                                                                   Charter No. 1

                       WACHOVIA BANK, NATIONAL ASSOCIATION

                             ARTICLES OF ASSOCIATION

For the purpose of organizing an Association to carry on the business of banking under the laws of the United States, the undersigned do enter into the following

Articles of Association:

      FIRST. The title of this Association shall be WACHOVIA BANK, NATIONAL ASSOCIATION.

      SECOND. The main office of the Association shall be in Charlotte, County of Mecklenburg, State of North Carolina. The general business of the Association shall be conducted at its main office and its branches.

      THIRD. The Board of Directors of this Association shall consist of not less than five nor more than twenty-five directors, the exact number of directors within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting thereof. Unless otherwise provided by the laws of the United States, any vacancy in the Board of Directors for any reason, including an increase in the number thereof, may be filled by action of the Board of Directors.

      FOURTH. The annual meeting of the shareholders for the election of directors and the transaction of whatever other business may be brought before said meeting shall be held at the main office or such other place as the Board of Directors may designate, on the day of each year specified therefor in the By-Laws, but if no election is held on that day, it may be held on any subsequent day according to the provisions of law; and all elections shall be held according to such lawful regulations as may be prescribed by the Board of Directors.

      Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the bank entitled to vote for election of directors. Nominations, other than those made by or on behalf of the existing management of the bank, shall be made in writing and shall be delivered or mailed to the President of the bank and to the Comptroller of the Currency, Washington, D.C., not less than 14 days nor more than 50 days prior to any meeting of stockholders called for the election of directors, provided, however, that if less than 21 days' notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the Bank and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the bank that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the bank owned by the notifying shareholder. Nominations not made in accordance herewith may, in his discretion, be disregarded by the Chairman of the meeting, and upon his instructions, the vote tellers may disregard all votes cast for each such nominee.

      FIFTH.

      (a) General. The amount of capital stock of this Association shall be (I) 25,000,000 shares of common stock of the par value of twenty dollars ($20.00) each (the "Common Stock") and (ii) 160,540 shares of preferred stock of the par value of one dollar ($ 1. 00) each (the "Non-Cumulative Preferred Stock"), having the rights, privileges and preferences set forth below, but said capital stock may be increased or decreased from time to time in accordance with the provisions of the laws of the United States.

      (b) Terms of the Non-Cumulative Preferred Stock.

      1. General. Each share of Non-Cumulative Preferred Stock shall be identical in all respects with the other shares of Non-Cumulative Preferred Stock. The authorized number of shares of Non-Cumulative Preferred Stock may from time to time be increased or decreased (but not below the number then outstanding) by the Board of Directors. Shares of Non-Cumulative Preferred Stock redeemed by the Association shall be canceled and shall revert to authorized but unissued shares of Non-Cumulative Preferred Stock.

      2. Dividends.

            (a) General. The holders of Non-Cumulative Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, but only out of funds legally available therefor, non-cumulative cash dividends at the annual rate of $83.75 per share, and no more, payable quarterly on the first days of December, March, June and September, respectively, in each year with respect to the quarterly dividend period

            (or portion thereof) ending on the day preceding such respective dividend payment date, to shareholders of record on the respective date, not exceeding fifty days preceding such dividend payment date, fixed for that purpose by the Board of Directors in advance of payment of each particular dividend. Notwithstanding the foregoing, the cash dividend to be paid on the first dividend payment date after the initial issuance of Non-Cumulative Preferred Stock and on any dividend payment date with respect to a partial dividend period shall be $83.75 per share multiplied by the fraction produced by dividing the number of days since such initial issuance or in such partial dividend period, as the case may be, by 360.

            (b) Non-cumulative Dividends. Dividends on the shares of NonCumulative Stock shall not be cumulative and no rights shall accrue to the holders of shares of Non-Cumulative Preferred Stock by reason of the fact that the Association may fail to declare or pay dividends on the shares of Non-Cumulative Preferred Stock in any amount in any quarterly dividend period, whether or not the earnings of the Association in any quarterly dividend period were sufficient to pay such dividends in whole or in part, and the Association shall have no obligation at any time to pay any such dividend.

            (c) Payment of Dividends. So long as any share of Non-Cumulative Preferred Stock remains outstanding, no dividend whatsoever shall be paid or declared and no distribution made on any junior stock other than a dividend payable in junior stock, and no shares of junior stock shall be purchased, redeemed or otherwise acquired for consideration by the Association, directly or indirectly (other than as a result of a reclassification of junior stock, or the exchange or conversion of one junior stock for or into another junior stock, or other than through the use of the proceeds of a substantially contemporaneous sale of other junior stock), unless all dividends on all shares of non-cumulative Preferred Stock and non-cumulative Preferred Stock ranking on a parity as to dividends with the shares of Non-Cumulative Preferred Stock for the most recent dividend period ended prior to the date of such payment or declaration shall have been paid in full and all dividends on all shares of cumulative Preferred Stock ranking on a parity as to dividends with the shares of Non-Cumulative Stock (notwithstanding that dividends on such stock are cumulative) for all past dividend periods shall have been paid in full. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on any junior stock from time to time out of any funds legally available therefor, and the Non-Cumulative Preferred Stock shall not be entitled to participate in any such dividends, whether payable in cash, stock or otherwise. No dividends shall be paid or declared upon any shares of any class or series of stock of the Association ranking on a parity (whether dividends on such stock are cumulative or non-cumulative) with the Non-Cumulative Preferred Stock in the payment of dividends for any period unless at or prior to the time of such payment or declaration all dividends payable on the Non-cumulative Preferred Stock for the most recent dividend period ended prior to the date of such payment or declaration shall have been paid in full. When dividends are not paid in full, as aforesaid, upon the Non-Cumulative Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends (whether dividends on such stock are cumulative or non-cumulative) with the Non-Cumulative Preferred Stock, all dividends declared upon the Non-Cumulative Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with the Non-Cumulative Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on the Non-cumulative Preferred Stock and such other Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Non-Cumulative Preferred Stock (but without any accumulation in respect of any unpaid dividends for prior dividend periods on the shares of Non-Cumulative Stock) and such other Preferred Stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Non-Cumulative Preferred Stock which may be in arrears.

      3. Voting. The holders of Non-Cumulative Preferred Stock shall not have any right to vote for the election of directors or for any other purpose.

      4. Redemption.

            (a) Optional Redemption. The Association, at the option of the Board of Directors, may redeem the whole or any part of the shares of Non-Cumulative Preferred Stock at the time outstanding, at any time or from time to time after the fifth anniversary of the date of original issuance of the Non-Cumulative Preferred Stock, upon notice given as hereinafter specified, at the redemption price per share equal to $1,000 plus an amount equal to the amount of accrued and unpaid dividends from the immediately preceding dividend payment date (but without any accumulation for unpaid dividends for prior dividend periods on the shares of Non-Cumulative Preferred Stock) to the redemption date.

            (b) Procedures. Notice of every redemption of shares of Non-Cumulative Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses as they shall appear on the books of the Association. Such mailing shall be at least 10 days and not more than 60 days prior to the date fixed for redemption. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the shareholder receives such notice, and failure duly to give such notice by mail, or any defect in such notice, to any holder of shares of Non-Cumulative Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Non-Cumulative Preferred Stock.

            In case of redemption of a part only of the shares of Non-Cumulative Preferred Stock at the time outstanding the redemption may be either pro rata or by lot or by such other means as the Board of Directors of the Association in its discretion shall determine. The Board of Directors shall have full power and authority, subject to the provisions herein contained, to prescribe the terms and conditions upon which shares of the Non-Cumulative Preferred Stock shall be redeemed from time to time.

            If notice of redemption shall have been duly given, and, if on or before the redemption date specified therein, all funds necessary for such redemption shall have been set aside by the Association, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, all shares so called for redemption shall no longer be deemed outstanding on and after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to, receive the amount payable on redemption thereof, without interest.

            If such notice of redemption shall have been duly given or if the Association shall have given to the bank or trust company hereinafter referred to irrevocable authorization promptly to give such notice, and, if on or before the redemption date specified therein, the funds necessary for such redemption shall have been deposited by the Association with such bank or trust company in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit, all shares so called for redemption shall no longer be deemed to be outstanding and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive from such bank or trust company at any time after the time of such deposit the funds so deposited, without interest. The aforesaid bank or trust company shall be organized and in good standing under the laws of the United States of America or any state thereof, shall have capital, surplus and undivided profits aggregating at least $50,000,000 according to its last published statement of condition, and shall be identified in the notice of redemption. Any interest accrued on such funds shall be paid to the Association from time to time. In case fewer than all the shares of Non-Cumulative Preferred Stock represented by a stock certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

            Any funds so set aside or deposited, as the case may be, and unclaimed at the end of the relevant escheat period under applicable state law from such redemption date shall, to the extent permitted by law, be released or repaid to the Association, after which repayment the holders of the shares so called for redemption shall look only to the Association for payment thereof.

      5. Liquidation.

            (a) Liquidation Preference. In the event of any voluntary liquidation, dissolution or winding up of the affairs of the Association, the holders of Non-cumulative Preferred Stock shall be entitled, before any distribution or payment is made to the holders of any junior stock, to be paid in full an amount per share equal to an amount equal to $1,000 plus an amount equal to the amount of accrued and unpaid dividends per share from the immediately preceding dividend payment date (but without any accumulation for unpaid dividends for prior dividend periods on the shares of Non-cumulative Preferred Stock) per share to such distribution or payment date (the "liquidation amount").

            In the event of any involuntary liquidation, dissolution or winding up of the affairs of the Association, then, before any distribution or payment shall be made to the holders of any junior stock, the holders of Non-Cumulative Preferred Stock shall be entitled to be paid in full an amount per share equal to the liquidation amount.

            If such payment shall have been made in full to all holders of shares of Non-Cumulative Preferred Stock, the remaining assets of the Association shall be distributed among the holders of junior stock, according to their respective rights and preferences and in each case according to their respective numbers of shares.

            (b) Insufficient Assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Association are insufficient to pay such liquidation amount on all outstanding shares of Non-cumulative Preferred Stock, then the holders of Non-Cumulative Preferred Stock shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled.

            (c) Interpretation. For the purposes of this paragraph 5, the consolidation or merger of the Association with any other corporation or association shall not be deemed to constitute a liquidation, dissolution or winding up of the Association.

      6. Preemptive Rights. The Non-Cumulative Preferred Stock is not entitled to any preemptive, subscription, conversion or exchange rights in respect of any securities of the Association.

      7. Definitions. As used herein with respect to the Non-Cumulative Preferred Stock, the following terms shall have the following meanings:

            (a) The term "junior stock" shall mean the Common Stock and any other class or series of shares of the Association hereafter authorized over which the Non-Cumulative Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Association.

            (b) The term "accrued dividends", with respect to any share of any class or series, shall mean an amount computed at the annual dividend rate for the class or series of which the particular share is a part, from, if such share is cumulative, the date on which dividends on such share became cumulative to and including the date to which such dividends are to be accrued, less the aggregate amount of all dividends theretofore paid thereon and, if such share is noncumulative, the relevant date designated to and including the date to which such dividends are accrued, less the aggregate amount of all dividends theretofore paid with respect to such period.

            (c) The term "Preferred Stock" shall mean all outstanding shares of all series of preferred stock of the Association as defined in this Article Fifth of the Articles of Association, as amended, of the Association.

      8. Restriction on Transfer. No shares of Non-Cumulative Preferred Stock, or any interest therein, may be sold, pledged, transferred or otherwise disposed of without the prior written consent of the Association. The foregoing restriction shall be stated on any certificate for any shares of Non-Cumulative Preferred Stock.

      9. Additional Rights. The shares of Non-Cumulative Preferred Stock shall not have any relative, participating, optional or other special rights and powers other than as set forth herein.

      SIXTH. The Board of Directors shall appoint one of its members President of this Association, who shall be Chairman of the Board, unless the Board appoints another director to be the Chairman. The Board of Directors shall have the power to appoint one or more Vice Presidents; and to appoint a cashier or such other officers and employees as may be required to transact the business of this Association.

      The Board of Directors shall have the power to define the duties of the officers and employees of the Association, to fix the salaries to be paid to them; to dismiss them, to require bonds from them and to fix the penalty thereof; to regulate the manner in which any increase of the capital of the Association shall be made; to manage and administer the business and affairs of the Association; to make all By-Laws that it may be lawful for them to make; and generally to do and perform all acts that it may be legal for a Board of Directors to do and perform.

      SEVENTH. The Board of Directors shall have the power to change the location of the main office to any other place within the limits of Charlotte, North Carolina, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency; and shall have the power to establish or change the location of any branch or branches of the Association to any other location, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency.

      EIGHTH. The corporate existence of this Association shall continue until terminated in accordance with the laws of the United States.

      NINTH. The Board of Directors of this Association, or any three or more shareholders owning, in the aggregate, not less than 10 percent of the stock of this Association, may call a special meeting of shareholders at any time. Unless otherwise provided by the laws of the United States, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten days prior to the date of such meeting to each shareholder of record at his address as shown upon the books of this Association.

      TENTH. Each director and executive officer of this Association shall be indemnified by the association against liability in any proceeding (including without limitation a proceeding brought by or on behalf of the Association itself) arising out of his status as such or his activities in either of the foregoing capacities, except for any liability incurred on account of activities which were at the time taken known or believed by such person to be clearly in conflict with the best interests of the Association. Liabilities incurred by a director or executive officer of the Association in defending a proceeding shall be paid by the Association in advance of the final disposition of such proceeding upon receipt of an undertaking by the director or executive officer to repay such amount if it shall be determined, as provided in the last paragraph of this Article Tenth, that he is not entitled to be indemnified by the Association against such liabilities.

      The indemnity against liability in the preceding paragraph of this Article Tenth, including liabilities incurred in defending a proceeding, shall be automatic and self-operative.

      Any director, officer or employee of this Association who serves at the request of the Association as a director, officer, employee or agent of a charitable, not-for-profit, religious, educational or hospital corporation, partnership, joint venture, trust or other enterprise, or a trade association, or as a trustee or administrator under an employee benefit plan, or who serves at the request of the Association as a director, officer or employee of a business corporation in connection with the administration of an estate or trust by the Association, shall have the right to be indemnified by the Association, subject to the provisions set forth in the following paragraph of this Article Tenth, against liabilities in any manner arising out of or attributable to such status or activities in any such capacity, except for any liability incurred on account of activities which were at the time taken known or believed by such person to be clearly in conflict with the best interests of the Association, or of the corporation, partnership, joint venture, trust, enterprise, Association or plan being served by such person.

      In the case of all persons except the directors and executive officers of the Association, the determination of whether a person is entitled to indemnification under the preceding paragraph of this Article Tenth shall be made by and in the sole discretion of the Chief Executive Officer of the Association. In the case of the directors and executive officers of the Association, the indemnity against liability in the preceding paragraph of this Article Tenth shall be automatic and self-operative.

      For purposes of this Article Tenth of these Articles of Association only, the following terms shall have the meanings indicated:

      (a) "Association" means Wachovia Bank, National Association and its direct and indirect wholly-owned subsidiaries.

      (b) "Director" means an individual who is or was a director of the Association.

      (c) Executive officer" means an officer of the Association who by resolution of the Board of Directors of the Association has been determined to be an executive officer of the Association for purposes of Regulation O of the Federal Reserve Board.

      (d) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses, including counsel fees and expenses, incurred with respect to a proceeding.

      (e) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

      (f) "Proceeding" means any threatened, pending, or completed claim, action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

      The Association shall have no obligation to indemnify any person for an amount paid in settlement of a proceeding unless the Association consents in writing to such settlement.

      The right to indemnification herein provided for shall apply to persons who are directors, officers, or employees of banks or other entities that are hereafter merged or otherwise combined with the Association only after the effective date of such merger or other combination and only as to their status and activities after such date.

      The right to indemnification herein provided for shall inure to the benefit of the heirs and legal representatives of any person entitled to such right.

      No revocation of, change in, or adoption of any resolution or provision in the Articles of Association or By-laws of the Association inconsistent with, this Article Tenth shall adversely affect the rights of any director, officer, or employee of the Association with respect to (i) any proceeding commenced or threatened prior to such revocation, change, or adoption, or (ii) any proceeding arising out of any act or omission occurring prior to such revocation, change, or adoption, in either case, without the written consent of such director, officer, or employee.

      The rights hereunder shall be in addition to and not exclusive of any other rights to which a director, officer, or employee of the Association may be entitled under any statute, agreement, insurance policy, or otherwise.

      The Association shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, or employee of the Association, or is or was serving at the request of the Association as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, trade association, employee benefit plan, or other enterprise, against any liability asserted against such director, officer, or employee in any such capacity, or arising out of their status as such, whether or not the Association would have the power to indemnify such director, officer, or employee against such liability, excluding insurance coverage for a formal order assessing civil money penalties against an Association director or employee.

      Notwithstanding anything to the contrary provided herein, no person shall have a right to indemnification with respect to any liability (i) incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to the Association, (ii) to the extent such person is entitled to receive payment therefor under any insurance policy or from any corporation, partnership, joint venture, trust, trade association, employee benefit plan, or other enterprise other than the Association, or (iii) to the extent that a court of competent jurisdiction determines that such indemnification is void or prohibited under state or federal law.

      ELEVENTH. These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Association, unless the vote of holders of a greater amount of stock is required by law, and in that case, by the vote of the holders of such greater amount.

      TWELFTH. The Association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders.

                                                                       Exhibit 4

                                   BY-LAWS OF

                       WACHOVIA BANK, NATIONAL ASSOCIATION

                                  Charter No. 1

                             Effective April 1, 2002

                                   BY-LAWS OF

                       WACHOVIA BANK, NATIONAL ASSOCIATION

                                    ARTICLE I

                            Meetings of Shareholders

      Section 1.1 Annual Meeting. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on the third Tuesday of April in each year, commencing with the year 1998, except that the Board of Directors may, from time to time and upon passage of a resolution specifically setting forth its reasons, set such other date for such meeting during the month of April as the Board of Directors may deem necessary or appropriate; provided, however, that if an annual meeting would otherwise fall on a legal holiday, then such annual meeting shall be held on the second business day following such legal holiday. The holders of a majority of the outstanding shares entitled to vote which are represented at any meeting of the shareholders may choose persons to act as Chairman and as Secretary of the meeting.

      Section 1.2 Special Meetings. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the Board of Directors or by any three or more shareholders owning, in the aggregate, not less than ten percent of the stock of the Association. Every such special meeting, unless otherwise provided by law, shall be called by mailing, postage prepaid, not less than ten days prior to the date fixed for such meeting, to each shareholder at his address appearing on the books of the Association, a notice stating the purpose of the meeting.

      Section 1.3 Nominations for Directors. Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the bank entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the bank, shall be made in writing and shall be delivered or mailed to the President of the Bank and to the Comptroller of the Currency, Washington, D. C., not less than 14 days nor more than 50 days prior to any meeting of stockholders called for the election of directors, provided however, that if less than 21 days' notice of such meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the Bank and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the bank that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the bank owned by the notifying shareholder. Nominations not made in accordance herewith may, in his discretion, be disregarded by the chairman of the meeting, and upon his instructions, the vote tellers may disregard all votes cast for each such nominee.

      Section 1.4 Judges of Election. The Board may at any time appoint from among the shareholders three or more persons to serve as Judges of Election at any meeting of shareholders; to act as judges and tellers with respect to all votes by ballot at such meeting and to file with the Secretary of the meeting a Certificate under their hands, certifying the result thereof.

      Section 1.5 Proxies. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of this Association shall act as proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and shall be filed with the records of the meeting.

      Section 1.6 Quorum. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law; but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Association.

                                   ARTICLE II

                                    Directors

      Section 2.1 Board of Directors. The Board of Directors (hereinafter referred to as the "Board"), shall have power to manage and administer the business and affairs of the Association. Except as expressly limited by law, all corporate powers of the Association shall be vested in and may be exercised by said Board.

      Section 2.2 Number. The Board shall consist of not less than five nor more than twenty-five directors, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board or by resolution of the shareholders at any meeting thereof; provided, however, that a majority of the full Board of Directors may not increase the number of directors to a number which, (1) exceeds by more than two the number of directors last elected by shareholders where such number was fifteen or less, and (2) to a number which exceeds by more than four the number of directors last elected by shareholders where such number was sixteen or more, but in no event shall the number of directors exceed twenty-five.

      Section 2.3 Organization Meeting. The Secretary of the meeting upon receiving the certificate of the judges, of the result of any election, shall notify the directors-elect of their election and of the time at which they are required to meet at the Main Office of the Association for the purpose of organizing the new Board and electing and appointing officers of the Association for the succeeding year. Such meeting shall be held as soon thereafter as practicable. If, at the time fixed for such meeting, there shall not be a quorum present, the directors present may adjourn the meeting from time to time, until a quorum is obtained.

      Section 2.4 Regular Meetings. Regular meetings of the Board of Directors shall be held at such place and time as may be designated by resolution of the Board of Directors. Upon adoption of such resolution, no further notice of such meeting dates or the places or times thereof shall be required. Upon the failure of the Board of Directors to adopt such a resolution, regular meetings of the Board of Directors shall be held, without notice, on the third Tuesday in February, April, June, August, October and December, commencing with the year 1997, at the main office or at such other place and time as may be designated by the Board of Directors. When any regular meeting of the Board would otherwise fall on a holiday, the meeting shall be held on the next business day unless the Board shall designate some other day.

      Section 2.5 Special Meetings. Special meetings of the Board of Directors may be called by the President of the Association, or at the request of three
(3) or more directors. Each member of the Board of Directors shall be given notice stating the time and place, by telegram, letter, or in person, of each such special meeting.

      Section 2.6 Quorum. A majority of the directors shall constitute a quorum at any meeting, except when otherwise provided by law; but a less number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice.

      Section 2.7 Vacancies. When any vacancy occurs among the directors, the remaining members of the Board, in accordance with the laws of the United States, may appoint a director to fill such vacancy at any regular meeting of the Board, or at a special meeting called for that purpose.

      Section 2.8 Advisory Boards. The Board of Directors may appoint Advisory Boards for each of the states in which the Association conducts operations. Each such Advisory Board shall consist of as many persons as the Board of Directors may determine. The duties of each Advisory Board shall be to consult and advise with the Board of Directors and senior officers of the Association in such state with regard to the best interests of the Association and to perform such other duties as the Board of Directors may lawfully delegate. The senior officer in such state, or such officers as directed by such senior officer, may appoint advisory boards for geographic regions within such state and may consult with the State Advisory Boards prior to such appointments.

                                   ARTICLE III

                             Committees of the Board

      Section 3.1 The Board of Directors, by resolution adopted by a majority of the number of directors fixed by these By-Laws, may designate two or more directors to constitute an Executive Committee and other committees, each of which, to the extent authorized by law and provided in such resolution, shall have and may exercise all of the authority of the Board of Directors and the management of the Association. The designation of any committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility or liability imposed upon it or any member of the Board of Directors by law. The Board of Directors reserves to itself alone the power to act on (1) dissolution, merger or consolidation, or disposition of substantially all corporate property, (2) designation of committees or filling vacancies on the Board of Directors or on a committee of the Board (except as hereinafter provided), (3) adoption, amendment or repeal of By-laws, (4) amendment or repeal of any resolution of the Board which by its terms is not so amendable or repealable, and (5) declaration of dividends, issuance of stock, or recommendations to stockholders of any action requiring stockholder approval.

      The Board of Directors or the Chairman of the Board of Directors of the Association may change the membership of any committee at any time, fill vacancies therein, discharge any committee or member thereof either with or without cause at any time, and change at any time the authority and responsibility of any such committee.

      A majority of the members of any committee of the Board of Directors may fix such committee's rules of procedure. All action by any committee shall be reported to the Board of Directors at a meeting succeeding such action, except such actions as the Board may not require to be reported to it in the resolution creating any such committee. Any action by any committee shall be subject to revision, alteration, and approval by the Board of Directors, except to the extent otherwise provided in the resolution creating such committee; provided, however, that no rights or acts of third parties shall be affected by any such revision or alteration.

                                   ARTICLE IV

                             Officers and Employees

      Section 4.1 Officers. The officers of the Association may be a Chairman of the Board, a Vice Chairman of the Board, one or more Chairmen or Vice Chairmen (who shall not be required to be directors of the Association), a President, one or more Vice Presidents, a Secretary, a Cashier or Treasurer, and such other officers, including officers holding similar or equivalent titles to the above in regions, divisions or functional units of the Association, as may be appointed by the Board of Directors. The Chairman of the Board and the President shall be members of the Board of Directors. Any two or more offices may be held by one person, but no officer shall sign or execute any document in more than one capacity.

      Section 4.2 Election, Term of Office, and Qualification. Each officer shall be chosen by the Board of Directors and shall hold office until the annual meeting of the Board of Directors held next after his election or until his successor shall have been duly chosen and qualified, or until his death, or until he shall resign, or shall have been disqualified, or shall have been removed from office.

      Section 4.2(a) Officers Acting as Assistant Secretary. Notwithstanding
Section 1 of these By-laws, any Senior Vice President, Vice President, or Assistant Vice President shall have, by virtue of his office, and by authority of the By-laws, the authority from time to time to act as an Assistant Secretary of the Bank, and to such extent, said officers are appointed to the office of Assistant Secretary.

      Section 4.3 Chief Executive Officer. The Board of Directors shall designate one of its members to be the President of this Association, and the officer so designated shall be an ex officio member of all committees of the Association except the Examining Committee, and its Chief Executive Officer unless some other officer is so designated by the Board of Directors.

      Section 4.4 Duties of Officers. The duties of all officers shall be prescribed by the Board of Directors. Nevertheless, the Board of Directors may delegate to the Chief Executive Officer the authority to prescribe the duties of other officers of the corporation not inconsistent with law, the charter, and these By-laws, and to appoint other employees, prescribe their duties, and to dismiss them. Notwithstanding such delegation of authority, any officer or employee also may be dismissed at any time by the Board of Directors.

      Section 4.5 Other Employees. The Board of Directors may appoint from time to time such tellers, vault custodians, bookkeepers, and other clerks, agents, and employees as it may deem advisable for the prompt and orderly transaction of the business of the Association, define their duties, fix the salary to be paid them, and dismiss them. Subject to the authority of the Board of Directors, the Chief Executive Officer or any other officer of the Association authorized by him, may appoint and dismiss all such tellers, vault custodians, bookkeepers and other clerks, agents, and employees, prescribe their duties and the conditions of their employment, and from time to time fix their compensation.

      Section 4.6 Removal and Resignation. Any officer or employee of the Association may be removed either with or without cause by the Board of Directors. Any employee other than an officer elected by the Board of Directors may be dismissed in accordance with the provisions of the preceding Section 4.5. Any officer may resign at any time by giving written notice to the Board of Directors or to the Chief Executive Officer of the Association. Any such resignation shall become effective upon its being accepted by the Board of Directors, or the Chief Executive Officer.

                                    ARTICLE V

                                Fiduciary Powers

      Section 5.1 Capital Management Group. There shall be an area of this Association known as the Capital Management Group which shall be responsible for the exercise of the fiduciary powers of this Association. The Capital Management Group shall consist of four service areas: Fiduciary Services, Retail Services, Investments and Marketing. The Fiduciary Services unit shall consist of personal trust, employee benefits, corporate trust and operations. The General Office for the Fiduciary Services unit shall be located in Charlotte, N.C., with additional Trust Offices in such locations as the Association shall determine from time to time.

      Section 5.2 Trust Officers. There shall be a General Trust Officer of this Association whose duties shall be to manage, supervise and direct all the activities of the Capital Management Group. Further, there shall be one or more Senior Trust Officers designated to assist the General Trust Officer in the performance of his duties. They shall do or cause to be done all things necessary or proper in carrying out the business of the Capital Management Group in accordance with provisions of applicable law and regulation.

      Section 5.3 General Trust Committee. There shall be a General Trust Committee composed of not less than four (4) members of the Board of Directors or officers of this Association who shall be appointed annually, or from time to time, by the Board of Directors of this Association. Each member shall serve until his successor is appointed. The Board of Directors or the Chairman of the Board may change the membership of the General Trust Committee at any time, fill any vacancies therein, or discharge any member thereof with or without cause at any time. The General Trust Committee shall counsel and advise on all matters relating to the business or affairs of the Capital Management Group and shall adopt overall policies for the conduct of the business of the Capital Management Group, including, but not limited to: general administration, investment policies, new business development, and review for approval of major assignments of functional responsibilities. The General Trust Committee shall appoint the members of the following subcommittees: the Investment Policy Committee, Personal Trust Administration Committee, Account Review Committee, and Corporate and Institutional Accounts Committee. The General Trust Committee shall meet at least quarterly or as called for by its Chairman or any three (3) members of the Committee. A quorum shall consist of three (3) members. In carrying out its responsibilities, the General Trust Committee shall review the fiduciary activities of the Capital Management Group and may assign the administration and performance of any fiduciary powers or duties to any officers or employees of the Capital Management Group or to the Investment Policy Committee, Personal Trust Administration Committee, Account Review Committee, or Corporate and Institutional Accounts Committee, or other committees it may designate. One of the methods to be used in the review process will be the scrutiny of the Reports of Examination by the Office of the Comptroller of the Currency and the reports of the Audit Division of Wachovia Corporation, as they relate to the activities of the Capital Management Group. The Chairman of the

General Trust Committee shall be appointed by the Chairman of the Board of Directors. The Chairman of the General Trust Committee shall cause to be recorded in appropriate minutes all actions taken by the Committee. The minutes shall be signed by its Secretary, approved by its Chairman and submitted to the Board of Directors at its next regularly scheduled meeting following a meeting of the General Trust Committee. The Board of Directors retains responsibility for the proper exercise of this Association's fiduciary powers.

      Section 5.4 Investment Policy Committee. There shall be an Investment Policy Committee composed of not less than seven (7) officers and/or employees of this Association, who shall be appointed annually or from time to time by the General Trust Committee. Each member shall serve until his or her successor is appointed. Meetings shall be called by the Chairman or by any two (2) members of the Committee. A quorum shall consist of five (5) members. The Investment Policy Committee shall exercise such fiduciary powers and perform such duties as may be assigned to it by the General Trust Committee. All actions taken by the Investment Policy Committee shall be recorded in appropriate minutes, signed by the Secretary thereof, approved by its Chairman, and submitted to the General Trust Committee at its next ensuing regular meeting for its review and approval."

      Section 5.5 Personal Trust Administration Committee. There shall be a Personal Trust Administration Committee composed of not less than five (5) officers and/or employees of this Association, who shall be appointed annually or from time to time by the General Trust Committee. Each member shall serve until his or her successor is appointed. Meetings shall be called by the Chairman or by any three (3) members of the Committee. A quorum shall consist of three (3) members. The Personal Trust Administration Committee shall exercise such fiduciary powers and perform such duties as may be assigned to it by the General Trust Committee. All actions taken by the Personal Trust Administration Committee shall be recorded in appropriate minutes, signed by the Secretary thereof, approved by its Chairman, and submitted to the General Trust Committee at its next ensuing regular meeting for its review and approval."

      Section 5.6 Account Review Committee. There shall be an Account Review Committee composed of not less than four (4) officers and/or employees of this Association, who shall be appointed annually or from time to time by the General Trust Committee. Each member shall serve until his or her successor is appointed. Meetings shall be called by the Chairman or by any two (2) members of the Committee. A quorum shall consist of three (3) members. The Account Review Committee shall exercise such fiduciary powers and perform such duties as may be assigned to it by the General Trust

Committee. All actions taken by the Account Review Committee shall be recorded in appropriate minutes, signed by the Secretary thereof, approved by its Chairman, and submitted to the General Trust Committee at its next ensuing regular meeting for its review and approval."

      Section 5.7 Corporate and Institutional Accounts Committee. There shall be a Corporate and Institutional Accounts Committee composed of not less than five
(5) officers and/or employees of this Association, who shall be appointed annually or from time to time by the General Trust Committee. Each member shall serve until his or her successor is appointed. Meetings shall be called by the Chairman or by any two (2) members of the Committee. A quorum shall consist of three (3) members. The Corporate and Institutional Accounts Committee shall exercise such fiduciary powers and perform such duties as may be assigned to it by the General Trust Committee. All actions taken by the Corporate and Institutional Accounts Committee shall be recorded in appropriate minutes, signed by the Secretary thereof, approved by its Chairman, and submitted to the General Trust Committee at its next ensuing regular meeting for its review and approval."

                                   ARTICLE VI

                          Stock and Stock Certificates

      Section 6.1 Transfers. Shares of stock shall be transferable on the books of the Association, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to his shares, succeed to all rights and liabilities of the prior holder of such shares.

      Section 6.2 Stock Certificates. Certificates of stock shall bear the signature of the Chairman, the Vice Chairman, the President, or a Vice President (which may be engraved, printed, or impressed), and shall be signed manually or by facsimile process by the Secretary, Assistant Secretary, Cashier, Assistant Cashier, or any other officer appointed by the Board of Directors for that purpose, to be known as an Authorized Officer, and the seal of the Association shall be engraved thereon. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the Association properly endorsed.

                                   ARTICLE VII

                                 Corporate Seal

      Section 7.1 The President, the Cashier, the Secretary, or any Assistant Cashier, or Assistant Secretary, or other officer thereunto designated by the Board of Directors shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be substantially in the following form.

                                  ARTICLE VIII

                            Miscellaneous Provisions

      Section 8.1 Fiscal Year. The fiscal year of the Association shall be the calendar year.

      Section 8.2 Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, notices, applications, schedules, accounts, affidavits, bonds, undertakings, proxies, and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted in behalf of the Association by the Chairman of the Board, the Vice Chairman of the Board, any Chairman or Vice Chairman, the President, any Senior Executive Vice President, Executive Vice President, Vice President or Assistant Vice President, the Secretary, the Cashier or Treasurer, or any officer holding similar or equivalent titles to the above in any regions, divisions or functional units of the Association, or, if in connection with the exercise of fiduciary powers of the Association, by any of said officers or by any Trust Officer or Assistant Trust Officer (or equivalent titles), and if so required by applicable law or regulation, attested or countersigned by the Secretary or Assistant Secretary; provided, however, that where required, any such instrument shall be attested by one of said officers other than the officer executing such instrument. Any such instruments may also be executed, acknowledged, verified, delivered or accepted in behalf of the Association in such other manner and by such other officers as the Board of Directors may from time to time direct. The provisions of this Section 8.2 are supplementary to any other provision of these By-laws.

      Section 8.3 Records. The Articles of Association, the By-laws, and the proceedings of all meetings of the shareholders, the Board of Directors, standing committees of the Board, shall be recorded in appropriate minute books provided for the purpose. The minutes of each meeting shall be signed by the Secretary, Cashier, or other officer appointed to act as Secretary of the meeting.

                                   ARTICLE IX

                                     By-laws

      Section 9.1 Inspection. A copy of the By-laws, with all amendments thereto, shall at all times be kept in a convenient place at the Head Office of the Association, and shall be open for inspection to all shareholders, during banking hours.

      Section 9.2 Amendments. The By-laws may be amended, altered or repealed, at any regular or special meeting of the Board of Directors, by a vote of a majority of the whole number of Directors.

                                    Exhibit A

                       Wachovia Bank, National Association
                                    Article X
                                Emergency By-laws

      In the event of an emergency declared by the President of the United States or the person performing his functions, the officers and employees of this Association will continue to conduct the affairs of the Association under such guidance from the directors or the Executive Committee as may be available except as to matters which by statute require specific approval of the Board of Directors and subject to conformance with any applicable governmental directives during the emergency.

                        OFFICERS PRO TEMPORE AND DISASTER

      Section 1. The surviving members of the Board of Directors or the Executive Committee shall have the power, in the absence or disability of any officer, or upon the refusal of any officer to act, to delegate and prescribe such officer's powers and duties to any other officer, or to any director, for the time being.

      Section 2. In the event of a state of disaster of sufficient severity to prevent the conduct and management of the affairs and business of this Association by its directors and officers as contemplated by these By-laws, any two or more available members of the then incumbent Executive Committee shall constitute a quorum of that Committee for the full conduct and management of the affairs and business of the Association in accordance with the provisions of
Article II of these By-laws; and in addition, such Committee shall be empowered to exercise all of the powers reserved to the General Trust Committee under
Section 5.3 of Article V hereof. In the event of the unavail- ability, at such time, of a minimum of two members of the then incumbent Executive Committee, any three available directors shall constitute the Executive Committee for the full conduct and management of the affairs and business of the Association in accordance with the foregoing provisions of this section. This By-law shall be subject to implementation by resolutions of the Board of Directors passed from time to time for that purpose, and any provisions of these By-laws (other than this section) and any resolutions which are contrary to the provisions of this section or to the provisions of any such implementary resolutions shall be suspended until it shall be determined by an interim Executive Committee acting under this section that it shall be to the advantage of this Association to resume the conduct and management of its affairs and business under all of the other provisions of these By-laws.

                               Officer Succession

      BE IT RESOLVED, that if consequent upon war or warlike damage or disaster, the Chief Executive Officer of this Association cannot be located by the then acting Head Officer or is unable to assume or to continue normal executive duties, then the authority and duties of the Chief Executive Officer shall, without further action of the Board of Directors, be automatically assumed by one of the following persons in the order designated:

      Chairman
      President
      Division Head/Area Administrator - Within this officer class, officers shall take seniority on the basis of length of service in such office or, in the event of equality, length of service as an officer of the Association.

      Any one of the above persons who in accordance with this resolution assumes the authority and duties of the Chief Executive Officer shall continue to serve until he resigns or until five-sixths of the other officers who are attached to the then acting Head Office decide in writing he is unable to perform said duties or until the elected Chief Executive Officer of this Association, or a person higher on the above list, shall become available to perform the duties of Chief Executive Officer of the Association.

      BE IT FURTHER RESOLVED, that anyone dealing with this Association may accept a certification by any three officers that a specified individual is acting as Chief Executive Officer in accordance with this resolution; and that anyone accepting such certification may continue to consider it in force until notified in writing of a change, said notice of change to carry the signatures of three officers of the Association.

                               Alternate Locations

      The offices of the Association at which its business shall be conducted shall be the main office thereof in each city which is designated as a City Office (and branches, if any), and any other legally authorized location which may be leased or acquired by this Association to carry on its business. During an emergency resulting in any authorized place of business of this Association being unable to function, the business ordinarily conducted at such location shall be relocated elsewhere in suitable quarters, in addition to or in lieu of the locations heretofore mentioned, as may be designated by the Board of Directors or by the Executive Committee or by such persons as are then, in accordance with resolutions adopted from time to time by the Board of Directors dealing with the exercise of authority in the time of such emergency, conducting the affairs of this Association. Any temporarily relocated place of business of this Association shall be returned to its legally authorized location as soon as practicable and such temporary place of business shall then be discontinued.

                               Acting Head Offices

      BE IT RESOLVED, that in case of and provided because of war or warlike damage or disaster, the General Office of this Association, located in Charlotte, North Carolina, is unable temporarily to continue its functions, the Raleigh office, located in Raleigh, North Carolina, shall automatically and without further action of this Board of Directors, become the "Acting Head Office of this Association";

      BE IT FURTHER RESOLVED, that if by reason of said war or warlike damage or disaster, both the General Office of this Association and the said Raleigh Office of this Association are unable to carry on their functions, then and in such case, the Asheville Office of this Association, located in Asheville, North Carolina, shall, without further action of this Board of Directors, become the "Acting Head Office of this Association"; and if neither the Raleigh Office nor the Asheville Office can carry on their functions, then the Greensboro Office of this Association, located in Greensboro, North Carolina, shall, without further action of this Board of Directors, become the "Acting Head Office of this Association"; and if neither the Raleigh Office, the Asheville Office, nor the Greensboro Office can carry on their functions, then the Lumberton Office of this Association, located in Lumberton, North Carolina, shall, without further action of this Board of Directors, become the "Acting Head Office of this Association". The Head Office shall resume its functions at its legally authorized location as soon as practicable.

                                   Exhibit T-6

                               CONSENT OF TRUSTEE

      Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, and in connection with the proposed issues of Public Service Enterprise Group Incorporated, we hereby consent that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                                       FIRST UNION NATIONAL BANK

                                                       By: /s/ Frank Gallagher
                                                           ---------------------
                                                           Vice President

Morristown, NJ
March 15, 2002

EXHIBIT T-7

                               REPORT OF CONDITION

Consolidating domestic and foreign subsidiaries of the First Union National Bank, at the close of business on December 31, 2001, published in response to call made by Comptroller of the Currency, under title 12, United States Code,
Section 161. Charter Number 1 Comptroller of the Currency.

Statement of Resources and Liabilities

                                     ASSETS

                               Thousand of Dollars

Cash and balance due from depository institutions:
  Noninterest-bearing balances and currency and coin ............    10,660,000
  Interest-bearing balances .....................................     6,638,000
Securities ......................................................     /////////
  Hold-to-maturity securities ...................................             0
  Available-for-sale securities .................................    47,596,000
Federal funds sold and securities purchased under agreements ....    //////////
         to resell ..............................................     5,188,000
Loans and lease financing receivables:
         Loan and leases held for sale ..........................     7,337,000
         Loan and leases, net of unearned income ................   116,417,000
         LESS: Allowance for loan and lease losses ..............     2,222,000
         LESS: Allocated transfer risk reserve ..................             0
         Loans and leases, net of unearned income, allowance,
         and reserve ............................................   114,195,000
Trading Assets ..................................................    19,071,000
Premises and fixed assets (including capitalized leases) ........     2,628,000
Other real estate owned .........................................        92,000
Investment in unconsolidated subsidiaries and associated ........    //////////
companies .......................................................       503,000
Customer's liability to this bank on acceptances outstanding ....       732,000
Intangible assets
         Goodwill ...............................................     2,253,000
         Other intangible Assets ................................       336,000
Other assets ....................................................    15,556,000
                                Total assets ....................   232,785,000

                                   LIABILITIES

Deposits:
         In domestic offices ....................................   135,276,000
           Noninterest-bearing ..................................    24,546,000
           Interest-bearing .....................................   110,730,000
         In foreign offices, Edge and Agreement subsidiaries,
         and IBFs ...............................................    12,473,000
           Noninterest-bearing ..................................        32,000
           Interest-bearing .....................................    12,441,000
Federal funds purchased and securities sold under agreements
         to repurchase ..........................................    19,728,000
Trading liabilities .............................................    15,559,000
Other borrowed money ............................................    16,702,000
Bank's liability on acceptances executed and outstanding ........       749,000
Subordinated notes and debentures ...............................     5,993,000
Other liabilities ...............................................     9,195,000
Total liabilities ...............................................   215,675,000
Minority Interest in consolidated subsidiaries ..................       977,000

                                 EQUITY CAPITAL

Perpetual preferred stock and related surplus ...................       161,000
Common Stock ....................................................       455,000
Surplus .........................................................    13,302,000
Retained Earnings ...............................................     1,847,000
Accumulated other comprehensive income ..........................       368,000
Other Equity Capital components .................................             0
Total equity capital ............................................    16,133,000
Total liabilities and equity capital ............................   232,785,000

EXHIBIT T-7

                               REPORT OF CONDITION

Consolidating domestic and foreign subsidiaries of the Wachovia Bank, National Association, at the close of business on December 31, 2001, published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161. Charter Number 1559 Comptroller of the Currency.

Statement of Resources and Liabilities

                                     ASSETS

                               Thousand of Dollars

Cash and balance due from depository institutions:
  Noninterest-bearing balances and currency and coin ............     3,765,118
  Interest-bearing balances .....................................       650,642
Securities ......................................................     /////////
  Hold-to-maturity securities ...................................         9,414
  Available-for-sale securities .................................     7,410,048
Federal funds sold and securities purchased under agreements ....    //////////
         to resell ..............................................       167,423
Loans and lease financing receivables:
         Loan and leases held for sale ..........................       626,273
         Loan and leases, net of unearned income ................    46,370,668
         LESS: Allowance for loan and lease losses ..............       756,033
         LESS: Allocated transfer risk reserve ..................             0
         Loans and leases, net of unearned income, allowance,
         and reserve ............................................    45,614,535
Trading Assets ..................................................       722,364
Premises and fixed assets (including capitalized leases) ........       920,948
Other real estate owned .........................................        17,806
Investment in unconsolidated subsidiaries and associated ........    //////////
companies .......................................................             0
Customer's liability to this bank on acceptances outstanding ....        12,654
Intangible assets
         Goodwill ...............................................     6,972,981
         Other intangible Assets ................................     2,018,940
Other assets ....................................................     2,646,675
                            Total assets ........................    71,655,121

                                   LIABILITIES

Deposits:
         In domestic offices ....................................    42,684,201
           Noninterest-bearing ..................................     9,947,528
           Interest-bearing .....................................    32,736,675
         In foreign offices, Edge and Agreement subsidiaries,
         and IBFs ...............................................     3,626,852
           Noninterest-bearing ..................................             0
           Interest-bearing .....................................     3,628,852
Federal funds purchased and securities sold under agreements
         to repurchase ..........................................     2,955,746
Trading liabilities .............................................       633,696
Other borrowed money: ...........................................     3,912,732
Bank's liability on acceptances executed and outstanding ........        12,654
Subordinated notes and debentures ...............................     2,604,790
Other liabilities ...............................................     1,453,484
Total liabilities ...............................................    57,884,155
Minority Interest in consolidated subsidiaries ..................             0

                                 EQUITY CAPITAL

Perpetual preferred stock and related surplus ...................             0
Common Stock ....................................................        53,182
Surplus .........................................................    13,344,925
Retained Earnings ...............................................       209,703
Accumulated other comprehensive income ..........................        63,156
Other Equity Capital components .................................             0
Total equity capital ............................................    13,670,966
Total liabilities and equity capital ............................    71,555,121

--------------------------------------------------------------------------------

Comptroller of the Currency
Administrator of National Banks

--------------------------------------------------------------------------------

Large Bank Licensing, MS 7-13
250 E Street, S.W.
Washington, DC 20219

March 27, 2002

                                                 OCC Control Nr. 2002-ML-02-0001

Ms. Courtney D. Allison
Assistant General Counsel
Legal Division
Wachovia Corporation
301 South College Street (NC0630)
Charlotte, North Carolina 28288-0630

Dear Ms. Allison:

This letter is the official certification of the Comptroller of the Currency
(OCC) of the merger of Wachovia Bank, National Association, Winston-Salem, North Carolina, Charter Nr. 1559, into and under the charter of First Union National Bank, Charlotte, North Carolina, Charter Nr. 1 with the resulting title of Wachovia Bank, National Association and headquarters at Charlotte, North Carolina, effective April 1, 2002.

This letter is also the official authorization given to Wachovia Bank, N.A., Charter Nr. 1 (formerly First Union National Bank), to operate the former head office of Wachovia Bank, N.A., Charter Nr. 1559 as a branch at the following site:

      Title          :      Downtown Winston-Salem Branch
      Certificate Nr.:      122534A
      Address        :      100 North Main Street
                            Winston-Salem, North Carolina 27150

Branch authorizations previously granted to Wachovia Bank, N.A., Charter Nr. 1559, automatically convey to Wachovia Bank, N.A., Charter Nr. 1 (formerly First Union National Bank), the resulting bank, and will not be reissued. Please furnish a copy of this certificate to personnel responsible for branch administration.

This letter also serves to certify that First Union National Bank, Charlotte, North Carolina, Charter Nr. 1, now known as Wachovia Bank, National Association, remains authorized to exercise the fiduciary powers previously granted to it by the OCC.

Certification of Merger
First Union National Bank/Wachovia Bank, N.A.
Page 2 of 2

The OCC also authorizes the resulting bank, should the merger occur between Call Report dates, to recalculate its legal lending limit. The new lending limit should be calculated by using data from the last Call Report of the individual banks filed prior to consummating the consolidation, as adjusted for the combination. The resulting bank will then file a new Call Report and begin calculating its legal lending limit according to 12 C.F.R. 32.4(a) at the end of the quarter following consummation of the consolidation.

In the event of questions, I may be contacted at (202) 874-5060 or by e-mail at: largebanks@occ.treas.gov.

Sincerely,

/s/ Richard T. Erb
---------------------
    Richard T. Erb
    Licensing Manager

    2002-ML-02-0001